Exhibit 10.6

AMENDMENT TO LETTER AGREEMENT

THIS AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of November 14, 2025, and shall be effective as of the Closing (defined below), by and among (i) Live Oak Acquisition Corp. V, a Cayman Islands exempted company (together with its successors, the “Company”), (ii) Live Oak Sponsor V LLC, a Delaware limited liability company (the “Sponsor”), (iii) Teamshares Inc., a Delaware corporation ( “Target”), and (iv) the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team and who, along with the Sponsor and other transferees of the applicable Company securities, is referred to as an “Insider” pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Letter Agreement (as defined below) (and if such term is not defined in the Original Letter Agreement, then in the Merger Agreement (as defined below)).

RECITALS

WHEREAS, Company, the Sponsor and the other undersigned Insiders are parties to that certain Letter Agreement, dated as of February 27, 2025 (the “Original Letter Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which the Sponsor and the undersigned Insiders agreed, among other matters, to (i) waive their redemption rights with respect to their Class A Ordinary Shares that they may have in connection with the consummation of the proposed Business Combination, (ii) waive their rights to liquidating distributions from the trust account with respect to their Founder Shares (although they will be entitled to liquidating distributions from the trust account with respect to any Offering Shares), (iii) vote any Ordinary Shares owned by it, him or her in favor of any proposed Business Combination for which the Company seeks approval, and (iv) comply with certain transfer restrictions with respect to the Founder Shares (or the Class A Ordinary Shares issuable upon conversion of the Founder Shares) and the Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants);

WHEREAS, on or about the date hereof, (i) the Company, (ii) Target, (iii) Catalyst Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), (iv) Catalyst Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the SPAC (“Merger Sub II”), (v) SPAC Representative, and (vi) Brian Gaebe, in the capacity as the Seller Representative, entered into that certain Agreement and Plan of Merger (as may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, subject to the terms and conditions thereof, upon consummation of the transactions (the “Transactions”) contemplated by the Merger Agreement (the “Closing”), among other matters, (a) the Company will continue out of the Cayman Islands and become domesticated as a corporation in the state of Delaware (the “Domestication”), (b) Merger Sub will merge with and into Target (the “First Merger”), with Target surviving such merger as a wholly-owned subsidiary of the Company (the “Surviving Corporation”) and (c) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”) upon the terms and subject to the conditions set forth therein, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable Law;

WHEREAS, the parties hereto desire to amend the Original Letter Agreement to amend the lock-up period applicable to the Founder Shares; and

WHEREAS, pursuant to Section 12 of the Original Letter Agreement, the Original Letter Agreement can be amended with the written consent of all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to the Letter Agreement. The Parties hereby agree to the following amendments to the Letter Agreement:

(a) The defined terms in this Amendment, including without limitation in the preamble and recitals hereto, and the definitions incorporated by reference from the Merger Agreement, are hereby added to the Letter Agreement as if they were set forth therein.

(b) Effective upon the Closing, Section 8(a) of the Original Letter Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Subject to the exceptions set forth herein, the Sponsor and each Insider agree not to Transfer any Founder Shares or the Class A Ordinary Shares issuable upon conversion of the Founder Shares held by it, him or her until six months after the completion of a Business Combination (the “Lock-up”).”

2. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall become effective upon the Closing. In the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

3. Intended Third Party Beneficiary. Target shall be an intended third-party beneficiary of Sections 1 and 8 of the Letter Agreement and this Section 3 of this Amendment and shall be entitled to enforce such sections as an actual party thereto and hereto. Each of the parties to the Letter Agreement agrees that neither Sections 1 nor 8 of the Letter Agreement shall be modified or amended and no waiver shall be granted without the express prior written consent of Target.

4. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Letter Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Letter Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Letter Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment (or as the Letter Agreement may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Letter Agreement, including without limitation Section 12 thereof.

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

Sincerely,

LIVE OAK SPONSOR V, LLC

By:	/s/ Richard Hendrix
Name:	Richard Hendrix
Title:	Managing Member

LIVE OAK ACQUISITION CORP. V

By:	/s/ Adam Fishman
Name:	Adam Fishman
Title:	Chief Financial Officer

TEAMSHARES Inc.

By:	/s/ Michael Ashby Brown
Name:	Michael Ashby Brown
Title:	Chief Executive Officer

{Signature Page to Amendment to Letter Agreement}

/s/ Richard Hendrix
Name:	Richard Hendrix

/s/ Adam Fishman
Name:	Adam Fishman

/s/ Ashton Hudson
Name:	Ashton Hudson

Name:	Jonathan Furer

/s/ Andrea Tarbox
Name:	Andrea Tarbox

{Signature Page to Amendment to Letter Agreement}